EXHIBIT 10.8

                           TRAVIS INTERNATIONAL, INC.
                         1993 DIRECTOR STOCK OPTION PLAN


     The purpose of the Travis International, Inc. 1993 Director Stock Option Plan (the "Plan") is to authorize the Board of Directors (the "Board") to provide for the grant of stock options to non-employee directors of Travis International, Inc. (the "Company"). The Company believes that the Plan will cause the participants to perform at increasing levels of effectiveness and to contribute materially to the growth of the Company, thereby benefitting the Company's current stockholders.

     Terms set forth herein with initial capitalized letters are used as defined in Section 11 or elsewhere herein.

1.    ADMINISTRATION

     The Plan shall be administered and interpreted by an administrator (the "Administrator") that shall be the full Board unless the Board decides to appoint another Administrator, which may be a committee of the Board that has at least two members. The Administrator shall have the sole authority to determine
(a) the directors to whom Options shall be granted under the Plan, (b) the size and terms of the Options to be granted to each individual selected, (c) the duration of the exercise period and (d) any other matters arising under the Plan. The Administrator shall have full power and authority to administer and interpret the Plan and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for conduct of its business as it deems necessary or advisable, in its sole discretion. The Administrator's interpretations of the Plan and all determinations made by the Administrator pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interests in the Plan or in any Options granted hereunder.

2.    GRANTS

      Grants of Options under the Plan shall be subject to the terms and conditions set forth herein and to those other terms and conditions consistent with this Plan as the Administrator deems appropriate and as are specified in writing by the Administrator in a Director Option Agreement (the "Option Agreement") between the Company and the Grantee. The Administrator's shall approve the form and provisions of each Option Agreement. Grants under the Plan need not be uniform among the individual Grantees.

3.   SHARES SUBJECT TO THE PLAN

     (a) The equity securities to be subject to Options granted under the Plan shall be shares of Common Stock. Subject to the adjustment specified below, the aggregate number of shares of Common Stock that may be issued under Options granted pursuant to the Plan is 20,000 shares (the "Shares"). If and to the extent Options granted under the Plan terminate, expire, or are cancelled without having been exercised, the Shares subject to such Options shall
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again be available for purposes of the Plan. The Company shall reserve from its authorized but unissued shares of Common Stock a number of shares that is equal to the number of Shares related to all outstanding Options from time to time.

     (b) The number and type of shares of capital stock that are subject to the Plan or an Option, or the exercise price applicable to an Option, or all of such factors, shall be appropriately adjusted by the Board to account for any stock dividends, stock splits, recapitalizations or similar actions as a result of which securities or other property are issued on account of, in exchange for or in substitution of the outstanding shares of Common Stock.

4.    ELIGIBILITY FOR PARTICIPATION

      The Administrator shall select the individuals to whom Grants are to be made (Grantees" or "Participants") from among directors of the Company who are not employees of the Company or any of other corporations or other entities in which the Company directly or indirectly owns a controlling interest.

5.    TERMS OF OPTIONS

     (a) NUMBER OF SHARES. The Administrator may grant to each Grantee Options for such number of Shares as it shall determine in its sole discretion. The Administrator, in its sole discretion, may provide a greater amount of Options to any Grantee at any time.

     (b) TYPE OF OPTION AND PRICE. None of the Options granted hereunder shall be deemed to qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). The exercise price per Share of an Option shall be such amount as the Administrator shall determine at the time of grant, which amount may be less than, equal to or greater than the Fair Market Value on the date of grant for such Option.

     (c) EXERCISE PERIOD. The Administrator shall determine the exercise period of each Option; at the end thereof, the Option shall expire and all rights to purchase Shares thereunder shall cease.

     (d) VESTING OF OPTIONS. The Shares subject to each Option granted hereunder may be purchased only to the extent that the Grantee is vested in such Option. The vesting period for Options shall be as determined by the Administrator and specified in the Option Agreement applicable to the Grantee.

     (e) MANNER OF EXERCISE. A Grantee may exercise the vested portion of an Option by delivering a written notice of exercise with accompanying payment of the option price in cash or Shares as specified in the Option Agreement applicable to the Grantee.

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      (f) TERMINATION, DISABILITY OR DEATH. A Grantee's rights to exercise
Options upon termination of the Grantee's role as a director of the Company, including upon death or disability, shall be specified in the Option Agreement applicable to the Grantee.

     (g) TRANSFERABILITY. In addition to any more restrictive limitations set forth in the Option Agreement applicable to the Grantee, an Option shall not be transferable by the Grantee otherwise than by will or the laws of descent and distribution, and is exercisable during the Grantee's lifetime only by the Grantee.

6.    AMENDMENT AND TERMINATION OF THE PLAN

      (a)   AMENDMENT. The Board may amend or terminate the Plan at any time.

      (b) TERMINATION OF PLAN. The Plan shall terminate on the 10th anniversary of its effective date unless terminated earlier by the Board or unless extended by the Board.

      (c)   TERMINATION AND AMENDMENT OF OUTSTANDING OPTIONS.

            (1) A termination or amendment of the Plan that occurs after an Option is granted shall not result in the termination or amendment of the Option unless the Grantee consents. The termination of the Plan shall not impair the power and authority of the Administrator with respect to an outstanding Option. Regardless of whether the Plan has terminated, an outstanding Option may be terminated or amended under Section 13(a) or may be amended by agreement of the Company and the Grantee consistent with the Plan.

            (2) The Administrator shall have the authority to cancel, at any time and from time to time, with the consent of the affected Grantees, any or all outstanding Options and to grant in substitution therefor new Options under the Plan covering the same or a different number of Shares. The Administrator may permit the voluntary surrender of all or a portion of any Option to be conditioned upon the granting to the Grantee under the Plan of a new Option for the same or a different number of Shares as the Option surrendered, or may require such surrender as a condition precedent to a grant of a new Option to such Grantee. Any new Option shall be exercisable at the price, during die period, and in accordance with any other terms and conditions specified by the Administrator at the time the new Option is granted, all determined in accordance with the provisions of the Plan without regard to the price, period of exercise, or any other terms or conditions of the Option surrendered.

7.   RIGHTS OF PARTICIPANTS

     Nothing in this Plan shall entitle any Participant or other person to any claim or right to be granted an Option under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any Participant any rights to be retained as a director of the Company.

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8.   WITHHOLDING OF TAXES

     The Company shall have the right to deduct from any fees or other amounts payable to a Participant any federal, state or local taxes required by law to be withheld with respect to the exercise of an Option, or the Participant or other person receiving Shares upon the exercise of an Option shall be required to pay to the Company the amount of any such taxes that the Company is required to withhold with respect to exercise. Participants may elect with respect to the exercise of an Option either:

                 (a) to have the Company withhold, from the Shares to be issued pursuant to such exercise, such number of Shares that, or

                 (b) to surrender to the Company such number of Shares already owned by the Participant (which may be Shares received upon such exercise) that,

in the case of both (a) and (b), shall, at their Fair Market Value on the Tax Date, at least be equal to the Company's withholding obligation with respect to the exercise of the Option. If the Fair Market Value on the Tax Date of the number of Shares required to be withheld or surrendered pursuant to the foregoing election exceeds the Company's withholding obligation with respect to the exercise, a fractional Share shall not be issued for the excess, but an amount equal to the excess shall be paid to the Participant in cash as soon as reasonably practicable after the amount of such excess is determined by the Company.

9.    REQUIREMENTS FOR ISSUANCE OF SHARES

      No Shares shall be issued or transferred upon payment of any Grant hereunder unless and until all legal requirements applicable to the issuance or transfer of such Shares have been complied with to the satisfaction of the Administrator.

10.  EFFECTIVE DATE OF THE PLAN

     This Plan shall be effective as of July 29, 1993.

11.   CORPORATE CHANGES

      If the Company becomes a party or subject to a Reorganization Transaction, with respect to outstanding Options, the Board shall either: (a) determine what Participants shall be entitled to receive, in substitution for Shares issuable or transferable to them upon the exercise of outstanding Options, in the form of stock, securities, cash or other property to be received by owners of Stock as a result of such Reorganization Transaction; provided, however, that the excess of the aggregate fair market value of the stock, securities or other property subject to the Options immediately after such substitution or the aggregate value of such cash over the exercise price of the Options shall not be more than the excess of the aggregate Fair Market Value of the Shares subject to such Options immediately before such substitution over the

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exercise price of the Options; or (ii) upon written notice to Participants, provide that the Participants' Options shall be terminated unless exercised in accordance with the Plan within 30 days after the date of such notice. In either such case, the Board, in its absolute discretion, may determine whether and to what extent the exercise and vesting periods applicable to such Options shall continue to apply.

12.   CERTAIN DEFINITIONS

      Certain terms used herein are used with the respective meanings assigned below:

      "Board" means the Board of Directors of the Company.

      "Common Stock" means the Common Stock, par value $0.01 per share, of the Company, or any securities shares into which the Common Stock may be changed.

     "Fair Market Value" means the average closing price for the five most recent trading days on the stock exchange or system on which the shares of Common Stock are listed or included; or if the shares of Common Stock are not listed on a stock exchange or included in a system that provides for a closing sales price, but are traded in the over-the-counter market without the availability of closing sale price information, such determination shall be made on the basis of the mean between the bid and asked prices for such shares on the over-the-counter market for such trading days; or if the shares of Common Stock are not listed, included or traded in any such exchange, system or market, the fair market value of a share of Common Stock as determined in good faith by the Board of Directors based on a valuation of the entire Company on a consolidated basis that is then divided by the total number of shares of Common Stock issued and outstanding plus the number of shares of Common Stock issuable upon exercise or conversion of all securities or other rights that are then exercisable or convertible.

      "Options" means options to purchase Shares that are granted under the Plan.

      "Person" means any natural person, trust, corporation, partnership, joint venture or other entity, and it shall also include two or more Persons who act together, or agree to act together.

      "Reorganization Transaction" means a merger, consolidation or combination of the Company with another corporation or entity or any similar reorganization of the Company, the complete liquidation of the Company, or the sale of all or substantially all of the assets of the Company; provided, however, that any such transaction shall not be considered a Reorganization Transaction unless as a result of such transaction a Person who is not a stockholder (or an affiliate of a stockholder) prior to the transaction becomes the owner of or otherwise controls (alone or together with the Person's affiliates) over 50% of the Common Stock.

      "Tax Date" means the date as of which the exercise of an Option is taxable for federal income tax purposes.

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13.   MISCELLANEOUS.

     (a) COMPLIANCE WITH LAW. The Plan, the exercise of Options and the obligations of the Company to issue or transfer Shares under Options shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. Without obtaining the consent of the holder thereof, the Board may revoke any Option if it is contrary to law or modify an Option to bring it into compliance with any mandatory government regulation. The Administrator may also adopt rules regarding the withholding of taxes on payments to Grantees.

     (B) OWNERSHIP OF STOCK. A Grantee shall have no rights as a stockholder with respect to any Shares covered by an Option until the Shares are issued or transferred to the Grantee on the stock transfer records of the Company upon the exercise or partial exercise of the Option.

     (C) CHOICE OF LAW. The Plan, the Options and the exercise thereof shall be governed by the laws of the State of Delaware.

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